Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Geospace Technologies Corporation

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-196149, No. 333-40893, No. 333-80003, and No. 333-122835) of Geospace Technologies Corporation (the “Company”) of our report dated December 1, 2017, relating to the consolidated financial statements and financial statement schedule for the fiscal years ended September 30, 2017 and 2016, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

November 16, 2018